Exhibit 99.1

Guidewire Announces Second Quarter Fiscal Year 2024 Financial Results

SAN MATEO, Calif., March 7, 2024 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended January 31, 2024.

“Our strong performance in the second quarter was marked by eleven cloud deals, including a healthy mix of migrations, expansions, and net-new customers,” said Mike Rosenbaum, chief executive officer, Guidewire. “The enthusiasm and interest we’ve seen around Guidewire Cloud Platform is testament to our team’s hard work and our commitment to innovation and excellence.”

“We are pleased with the continued cloud momentum, enabling us to beat and raise our ARR outlook and deliver 65% non-GAAP subscription and support gross margins in the quarter,” said Jeff Cooper, chief financial officer, Guidewire. “Our fiscal year 2024 revenue outlook change is due to lower expected services revenue, as we are seeing success with our SI partners leading more cloud engagements at a pace that is faster than we originally expected. We are maintaining our profitability outlook as strong subscription and support gross margin and operating expense discipline offset the impact of lower services revenue.”

Second Quarter Fiscal Year 2024 Financial Highlights

Revenue
•Total revenue for the second quarter of fiscal year 2024 was $240.9 million, an increase of 4% from the same quarter in fiscal year 2023. Subscription and support revenue was $131.6 million, an increase of 24%; services revenue was $38.2 million, a decrease of 29%; and license revenue was $71.1 million, a decrease of 3%, each as compared to the same quarter in fiscal year 2023.
•As of January 31, 2024, annual recurring revenue, or ARR, was $800 million, compared to $763 million as of July 31, 2023. ARR results for interim quarterly periods in fiscal year 2024 are based on actual currency rates at the end of fiscal year 2023, held constant throughout the year.

Profitability
•GAAP loss from operations was $12.4 million for the second quarter of fiscal year 2024, compared with GAAP loss from operations of $23.2 million for the same quarter in fiscal year 2023.
•Non-GAAP income from operations was $25.7 million for the second quarter of fiscal year 2024, compared with non-GAAP income from operations of $15.1 million for the same quarter in fiscal year 2023.
•GAAP net income was $9.7 million for the second quarter of fiscal year 2024, compared with GAAP net loss of $9.2 million for the same quarter in fiscal year 2023. GAAP net income per share was $0.12, based on diluted weighted average shares outstanding of 83.3 million, compared to a GAAP net loss per share of $0.11 for the same quarter in fiscal year 2023, based on diluted weighted average shares outstanding of 82.1 million.
•Non-GAAP net income was $39.1 million for the second quarter of fiscal year 2024, compared with non-GAAP net loss of $17.4 million for the same quarter in fiscal year 2023. Non-GAAP net income per share was $0.46, based on diluted weighted average shares outstanding of 86.8 million, compared to a non-GAAP net loss per share of $0.21 for the same quarter in fiscal year 2023, based on diluted weighted average shares outstanding of 82.1 million.

Liquidity and Capital Resources
•Guidewire had $932.7 million in cash, cash equivalents, and investments at January 31, 2024, compared to $927.5 million at July 31, 2023. Guidewire used $2.8 million in cash from operations during the six months ended January 31, 2024.

Business Outlook
Guidewire is issuing the following outlook for the third quarter of fiscal year 2024 based on current expectations:
•ARR between $815 million and $820 million
•Total revenue between $228 million and $234 million
•Operating loss between $(34) million and $(28) million
•Non-GAAP operating income between $4 million and $10 million

Guidewire is updating the outlook for fiscal year 2024 based on current expectations as follows:
•ARR between $852 million and $862 million
•Total revenue between $957 million and $967 million
•Operating loss between $(71) million and $(61) million
•Non-GAAP operating income between $82 million and $92 million
•Operating cash flow between $120 million and $140 million

Conference Call Information

What:	Guidewire Second Quarter Fiscal Year 2024 Financial Results Conference Call
When:	Thursday, March 7, 2024
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0920, International
Replay:	(844) 512-2921, Passcode 13744052, Domestic
Replay	(412) 317-6671, Passcode 13744052, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, gain on sale of strategic investment, and the related tax effects of the non-GAAP adjustments. Additionally, non-GAAP net income (loss) per share excludes the interest expense on convertible debt. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.
Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the six months ended January 31, 2024, the recurring license and support or subscription contract value recognized as services revenue was $5.2 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire's management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and machine learning to deliver our platform as a cloud service. More than 540 insurers in 40 countries, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with more than 1,600 successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on X (formerly known as Twitter) @Guidewire_PandC and LinkedIn.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, our future business momentum relating to our product leadership and cloud deals, and our associated business plan, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by Guidewire from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations and security; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; recent global events (including, without limitation, the ongoing wars between Israel and Hamas and between Russia and Ukraine, escalating tensions in the South China Sea, high inflation, global pandemics, bank failures and associated financial instability and crises, and supply chain issues) and their impact on our employees and our business and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services or products or unauthorized access to our or our customers’ data; our competitive environment and changes thereto; issues in the development and use of artificial intelligence and machine learning combined with an uncertain regulatory environment; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, artificial intelligence and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates in countries such as Argentina; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 31, 2024	July 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$349,989	$401,813
Short-term investments	427,634	396,872
Accounts receivable, net	128,242	151,034
Unbilled accounts receivable, net	90,966	87,752
Prepaid expenses and other current assets	63,799	62,132
Total current assets	1,060,630	1,099,603
Long-term investments	155,061	128,782
Unbilled accounts receivable, net	6,796	11,112
Property and equipment, net	55,109	54,499
Operating lease assets	48,327	52,373
Intangible assets, net	11,739	14,473
Goodwill	372,214	372,214
Deferred tax assets, net	243,424	226,875
Other assets	60,220	67,957
TOTAL ASSETS	$2,013,520	$2,027,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,999	$34,627
Accrued employee compensation	62,669	103,980
Deferred revenue, net	195,083	206,923
Other current liabilities	27,325	27,731
Total current liabilities	307,076	373,261
Lease liabilities	39,074	42,972
Convertible senior notes, net	398,033	397,171
Deferred revenue, net	4,072	5,988
Other liabilities	9,152	9,030
Total liabilities	757,407	828,422
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,903,873	1,831,267
Accumulated other comprehensive income (loss)	(12,434)	(13,859)
Retained earnings (accumulated deficit)	(635,334)	(617,950)
Total stockholders’ equity	1,256,113	1,199,466
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,013,520	$2,027,888

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2023	2024	2023
Revenue:
Subscription and support	$131,642	$105,754	$259,269	$204,822
License	71,083	73,115	105,108	114,067
Services	38,172	53,742	83,927	109,004
Total revenue	240,897	232,611	448,304	427,893
Cost of revenue(1):
Subscription and support	49,934	48,924	97,988	104,615
License	1,483	1,845	2,702	3,718
Services	47,074	58,379	92,916	123,945
Total cost of revenue	98,491	109,148	193,606	232,278
Gross profit:
Subscription and support	81,708	56,830	161,281	100,207
License	69,600	71,270	102,406	110,349
Services	(8,902)	(4,637)	(8,989)	(14,941)
Total gross profit	142,406	123,463	254,698	195,615
Operating expenses(1):
Research and development	65,458	61,702	127,927	119,872
Sales and marketing	49,181	44,781	93,762	91,249
General and administrative	40,177	40,196	79,200	82,263
Total operating expenses	154,816	146,679	300,889	293,384
Income (loss) from operations	(12,410)	(23,216)	(46,191)	(97,769)
Interest income	10,290	5,392	20,903	10,030
Interest expense	(1,692)	(1,677)	(3,375)	(3,351)
Other income (expense), net	10,776	11,291	(2,966)	(2,533)
Income (loss) before provision for (benefit from) income taxes	6,964	(8,210)	(31,629)	(93,623)
Provision for (benefit from) income taxes	(2,723)	979	(14,245)	(15,116)
Net income (loss)	$9,687	$(9,189)	$(17,384)	$(78,507)
Net income (loss) per share:
Basic	$0.12	$(0.11)	$(0.21)	$(0.95)
Diluted	$0.12	$(0.11)	$(0.21)	$(0.95)
Shares used in computing net income (loss) per share:
Basic	82,133,632	82,051,867	81,912,272	82,686,420
Diluted	83,305,080	82,051,867	81,912,272	82,686,420

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2023	2024	2023
Stock-based compensation expense:
Cost of subscription and support revenue	$3,414	$3,440	$6,876	$6,908
Cost of license revenue	53	119	148	266
Cost of services revenue	4,643	4,397	9,432	9,746
Research and development	10,138	10,301	20,124	19,592
Sales and marketing	8,190	8,024	15,919	14,911
General and administrative	9,989	9,898	20,025	19,852
Total stock-based compensation expense	$36,427	$36,179	$72,524	$71,275

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,687	$(9,189)	$(17,384)	$(78,507)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,492	6,606	10,934	14,229
Amortization of debt issuance costs	432	425	862	848
Amortization of contract costs	4,681	4,107	8,745	8,597
Stock-based compensation	36,427	36,179	72,524	71,275
Changes to allowance for credit losses and revenue reserves	(322)	(243)	(194)	(315)
Deferred income tax	(4,170)	(323)	(17,390)	(18,358)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(3,296)	(820)	(6,223)	(722)
Gain on sale of strategic investment	(1,758)	—	(1,758)	—
Other non-cash items affecting net income (loss)	(17)	42	(46)	76
Changes in operating assets and liabilities:
Accounts receivable	(34,646)	(38,721)	22,547	16,524
Unbilled accounts receivable	18,352	(8,801)	1,102	(29,460)
Prepaid expenses and other assets	(5,971)	(3,981)	(12,531)	(4,820)
Operating lease assets	2,075	1,040	4,046	4,808
Accounts payable	4,770	(3,136)	(12,212)	(2,289)
Accrued employee compensation	14,919	13,009	(39,657)	(32,539)
Deferred revenue	24,137	7,284	(13,756)	(26,291)
Lease liabilities	(1,644)	(1,276)	(3,245)	(5,717)
Other liabilities	103	(982)	804	(3,554)
Net cash provided by (used in) operating activities	69,251	1,220	(2,832)	(86,215)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(154,607)	(101,097)	(314,846)	(270,329)
Maturities and sales of available-for-sale securities	130,030	116,092	267,416	235,383
Purchases of property and equipment	(2,992)	(1,333)	(3,990)	(1,937)
Capitalized software development costs	(2,366)	(2,421)	(6,058)	(6,118)
Acquisition of strategic investments	—	(5,660)	(250)	(5,841)
Sale of strategic investment	6,508	—	6,508	—
Net cash provided by (used in) investing activities	(23,427)	5,581	(51,220)	(48,842)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	4	2	4	2
Repurchase and retirement of common stock	—	—	—	(200,000)
Net cash provided by (used in) financing activities	4	2	4	(199,998)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,742	4,933	(1,561)	1,941
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	48,570	11,736	(55,609)	(333,114)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	302,611	269,836	406,790	614,686
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$351,181	$281,572	$351,181	$281,572

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2023	2024	2023
Gross profit reconciliation:
GAAP gross profit	$142,406	$123,463	$254,698	$195,615
Non-GAAP adjustments:
Stock-based compensation	8,110	7,956	16,456	16,920
Amortization of intangibles	485	485	970	2,390
Non-GAAP gross profit	$151,001	$131,904	$272,124	$214,925

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(12,410)	$(23,216)	$(46,191)	$(97,769)
Non-GAAP adjustments:
Stock-based compensation	36,427	36,179	72,524	71,275
Amortization of intangibles	1,367	1,367	2,734	4,154
Acquisition consideration holdback	299	730	685	1,503
Non-GAAP income (loss) from operations	$25,683	$15,060	$29,752	$(20,837)

Net income (loss) reconciliation:
GAAP net income (loss)	$9,687	$(9,189)	$(17,384)	$(78,507)
Non-GAAP adjustments:
Stock-based compensation	36,427	36,179	72,524	71,275
Amortization of intangibles	1,367	1,367	2,734	4,154
Acquisition consideration holdback	299	730	685	1,503
Amortization of debt issuance costs	432	425	862	848
Gain on sale of strategic investment (1)	(1,809)	—	(1,809)	—
Tax impact of non-GAAP adjustments	(7,327)	(46,863)	(18,820)	(26,485)
Non-GAAP net income (loss)	$39,076	$(17,351)	$38,792	$(27,212)

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(2,723)	$979	$(14,245)	$(15,116)
Non-GAAP adjustments:
Stock-based compensation	3,839	56,765	7,218	84,391
Amortization of intangibles	144	2,145	272	4,339
Acquisition consideration holdback	32	1,145	68	1,753
Amortization of debt issuance costs	46	667	86	1,000
Gain on sale of strategic investment (1)	(191)	—	(191)	—
Tax impact of non-GAAP adjustments	3,457	(13,859)	11,367	(64,998)
Non-GAAP tax provision (benefit)	$4,604	$47,842	$4,575	$11,369
(1) During the three months ended January 31, 2024, one of Guidewire’s strategic investments was acquired by a privately-held limited partnership. As a result, Guidewire received $12.1 million in consideration for its equity interest in the investee, composed of $6.5 million in cash and $5.6 million of an ownership interest in the privately-held limited partnership, and recognized a $1.8 million gain in excess of cost in other income (expense), net. Prior to the second quarter of fiscal year 2024, there were no transactions similar to the gain on sale of strategic investment in any periods presented.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2023	2024	2023

Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.12	$(0.11)	$(0.21)	$(0.95)
Non-GAAP adjustments:
Stock-based compensation	0.44	0.44	0.88	0.86
Amortization of intangibles	0.02	0.02	0.04	0.05
Acquisition consideration holdback	—	0.01	—	0.02
Amortization of debt issuance costs	0.01	0.01	0.02	0.02
Gain on sale of strategic investment (1)	(0.02)	—	(0.02)	—
Tax impact of non-GAAP adjustments	(0.09)	(0.58)	(0.23)	(0.34)
Interest expense on convertible debt (2)	0.01	—	—	—
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	(0.03)	—	(0.01)	—
Non-GAAP net income (loss) per share – diluted	$0.46	$(0.21)	$0.47	$(0.34)

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares – diluted	83,305,080	82,051,867	81,912,272	82,686,420
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation	3,516,480	—	1,031,222	—
Pro forma weighted average shares — diluted`	86,821,560	82,051,867	82,943,494	82,686,420
(1) During the three months ended January 31, 2024, one of Guidewire’s strategic investments was acquired by a privately-held limited partnership. As a result, Guidewire received $12.1 million in consideration for its equity interest in the investee, composed of $6.5 million in cash and $5.6 million of an ownership interest in the privately-held limited partnership, and recognized a $1.8 million gain in excess of cost in other income (expense), net. Prior to the second quarter of fiscal year 2024, there were no transactions similar to the gain on sale of strategic investment in any periods presented.

(2) During the three months ended January 31, 2024, Guidewire's convertible senior notes were dilutive due to non-GAAP net income. Accordingly, $1.0 million of interest expense related to the convertible senior notes was excluded from non-GAAP net income (loss) per share calculation under the “if-converted” method.

The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2023	2024	2023
Free cash flow:
Net cash provided by (used in) operating activities	$69,251	$1,220	$(2,832)	$(86,215)
Purchases of property and equipment	(2,992)	(1,333)	(3,990)	(1,937)
Capitalized software development costs	(2,366)	(2,421)	(6,058)	(6,118)
Free cash flow	$63,893	$(2,534)	$(12,880)	$(94,270)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Third Quarter Fiscal Year 2024			Fiscal Year 2024
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(34)	—	$(28)	$(71)	—	$(61)
Non-GAAP adjustments:
Stock-based compensation	37	—	37	147	—	147
Amortization of intangibles	1	—	1	5	—	5
Acquisition consideration holdback	—	—	—	1	—	1
Non-GAAP income (loss) from operations	$4	—	$10	$82	—	$92